UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 11, 2014

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756

(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard

Incline Village, Nevada 89451

(Address of principal executive offices, with zip code)

(775) 832-8500

(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 11, 2014, PDL BioPharma, Inc. (the “Company”) was orally notified by its independent registered accounting firm, Ernst & Young LLP (“EY”) that it was resigning effective September 11, 2014. The resignation was confirmed in a letter delivered to the Company on September 15, 2014.

The reports of EY on the Company’s financial statements for each of the two fiscal years ended December 31, 2012 and 2013 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 2012 and 2013 and in the subsequent interim period through September 11, 2014, there were no disagreements with EY on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures that, if not resolved to the satisfaction of EY, would have caused EY to make reference to the matter in their report.

During the fiscal years ended December 31, 2012 and 2013 and in the subsequent interim period through September 11, 2014, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested EY to furnish a letter to the Company addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated September 16, 2014 is filed as Exhibit 16.1 to this Form 8-K.

While the Company has not engaged a new independent registered public accounting firm, it has begun a search process to identify EY’s successor. The Company will disclose its engagement of a new independent registered public accounting firm once the process has been completed and as required by Securities and Exchange Commission’s rules and regulations.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP, dated September 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Peter S. Garcia
Peter S. Garcia
Vice President and Chief Financial Officer

Dated: September 16, 2014

Exhibit Index

Exhibit No.	Description
16.1	Letter from Ernst & Young LLP, dated September 16, 2014.